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                                 EXHIBIT 10(c)

                        CONSENT OF INDEPENDENT AUDITORS
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                                 EXHIBIT 10(c)

                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our Firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated February 13, 1998 and February 18, 1998 with respect to the financial statements of the Canada Life of New York Variable Annuity Account 1 and the Canada Life Insurance Company of New York included in the Registration Statement [Form N-4 No. 33-32199) and related Prospectus of Canada Life of New York Variable Annuity Account 1 [May 1, 1998].




Toronto, Canada
April 24, 1998                                     Chartered
Accountants



April 28, 1998  10:46 AM